Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Third-quarter Financial Results

Foodservice generates 50% of quarterly revenue and 80% of segment earnings, while continued momentum in key emerging markets supports Crane results

MANITOWOC, Wis. — October 28, 2010 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $877.8 million for the third quarter of 2010, down slightly from $881.5 million in the third quarter of 2009. The sales decrease was due primarily to an 8.5 percent decline in Crane segment sales, offset in part by a 9.2 percent increase in Foodservice segment sales.

On a GAAP basis, the company reported earnings of $1.4 million, or $0.01 per diluted share, for the quarter versus a net loss of $12.6 million, or ($0.10) per diluted share, in the third quarter of 2009. Both periods included special items. Excluding special items, the adjusted earnings from operations was $0.8 million, or $0.01 per diluted share, for the third quarter of 2010, versus adjusted earnings of $0.1 million, or $0.00 per diluted share, in the third quarter of 2009. The three- and nine-month periods ended September 30, 2010 include a $6.6 million benefit for a prior period adjustment identified in connection with the finalization of the 2009 tax return in 2010 and $4.2 million of losses from the sale of two operations. A reconciliation of GAAP net earnings to net earnings before special items is provided later in this press release.

Glen E. Tellock, Manitowoc’s chairman and chief executive officer said, “Faced with enduring weakness in the global economy during the third quarter, we continued to focus on our initiatives that will position the company to capitalize on opportunities as demand strengthens. While prolonged uncertainty and restricted credit availability in the markets created headwinds for our Crane business, we remain confident that the worst is behind us and believe indicators are pointing to an improving environment, albeit at a slower pace than we had originally anticipated. That said, strength in key emerging markets and healthier demand in the Foodservice segment mitigated some of the downward pressure on our overall results.”

“Balance sheet improvements remain top-of-mind for our management team, and we expect to achieve our debt reduction targets for 2010 due to the diligent management of working capital.  We were also pleased with the execution of our recently completed credit agreement amendment and bond issuance, which improves our capital structure and provides us with increased flexibility during these challenging economic times.”

Foodservice Segment Results

Third-quarter 2010 net sales in the Foodservice segment were $439.0 million versus $402.0 million in the third quarter of 2009 and $424.9 million in the second quarter of 2010. Similar to recent quarters, third-quarter 2010 results were driven by the introduction of new products and strengthening demand in certain end markets and geographies.

Foodservice operating earnings for the third quarter of 2010 were $64.0 million, versus $58.9 million in the third quarter of 2009. This resulted in Foodservice segment operating margins of 14.6 percent for the third quarter of 2010, up from 13.4 percent sequentially, and consistent with the same period in 2009. The sequential margin improvement was due to better demand for replacement products and new product rollouts, while the year-over-year comparison was negatively impacted by material cost increases and ramp-up costs from a new product launch.

“Third-quarter results in our Foodservice segment showed continued momentum, with increasing demand in the Americas and across emerging markets. Foodservice operating margins remained steady as we saw further realization of operational efficiencies and cost savings from our integration efforts, despite inefficiencies in our retail refrigeration business during the quarter. As we approach the end of 2010 and look toward 2011, we’re excited about the growth opportunities that exist for Foodservice as we enhance our global leadership position,” said Tellock.

Crane Segment Results

Third-quarter 2010 net sales in the Crane segment were $438.8 million, down eight percent from $479.5 million in the third quarter of 2009. Third-quarter 2010 sales were down three percent from second-quarter 2010 sales of $451.6 million.

Crane segment operating earnings for the third quarter of 2010 decreased to $16.2 million from $20.7 million in the same period last year. Operating earnings declined $22.4 million from the second quarter of 2010, due to higher engineering and prototype costs, expected seasonality in Europe, as well as a factory consolidation in France. This resulted in Crane segment operating margins of 3.7 percent for the third quarter of 2010, down from 4.3 percent in the same period in 2009, and 8.6 percent in the second quarter of 2010.

Crane segment backlog totaled $448 million as of September 30, 2010, a decrease of 15.6 percent from the $531 million backlog at June 30, 2010. The decrease in backlog during the third quarter was due to prolonged geographic and end market weakness plus a $6.8 million currency impact.

“We were confronted with continued challenges in our Crane segment during the third quarter as the lack of meaningful improvement in the global economy, as well as typical seasonal patterns in Europe, resulted in lower sales volume,” continued Tellock. “With increasing utilization rates in North America, favorable dealer inventories, and encouraging feedback at recent customer events, it is reasonable to expect that demand will improve as we move into 2011.”

Cash Flow

Cash flow from operations in the third quarter of 2010 was $39.2 million, driven by robust accounts receivable collections and concerted inventory management which generated $32.5 million of cash flow.  Additionally, disciplined capital expenditures limited cash outflow to $8.5 million in the quarter. Year-to-date cash from operations in 2010 was $52.2 million versus $179.9 million for the same period in 2009.

2010 Guidance

“Despite the lower than anticipated third-quarter revenues in our Crane segment, we still have an opportunity to achieve our second half of the year revenue guidance for Cranes,” said Tellock.  “In addition, we are reiterating all the other elements of our previous full-year guidance.”

•                  Foodservice segment revenues to improve modestly over 2009 results;

•                  Full-year Foodservice segment operating margins should exceed those of 2009;

•                  Year-over-year declines in Crane segment revenues to be significantly lower than the decline experienced in 2009;

•                  Full-year Crane segment operating margins will be above the 3.5 percent trough margins that were experienced in 2003;

•                  Full-year capital expenditures will be approximately $50 million;

•                  Depreciation and amortization of approximately $140 million; and

•                  Debt reduction of at least $200 million for the year.

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of September 30, 2010 was approximately $339 million. The reconciliation of earnings from continuing operations to Adjusted EBITDA is as follows (in millions):

Loss from continuing operations	$(31)
Interest expense and amortization of deferred financing fees	198
Income taxes	(1)
Depreciation and amortization	136
Restructuring charges	4
Costs due to early extinguishment of debt	25
Other	8
Adjusted EBITDA	$339

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net earnings (loss) attributable to Manitowoc	$1.4	$(12.6)	$(7.6)	$(680.8)
Special items, net of tax:
Loss from discontinued operations	0.1	1.8	0.6	4.3
Loss on sale of discontinued operations	—	2.6	—	25.8
Intangible asset impairment - discontinued operations	—	—	—	28.8
Intangible asset impairment - continuing operations	—	—	—	647.1
Early extinguishment of debt	0.7	—	10.9	0.7
Restructuring expense	1.0	8.3	2.1	25.1
Prior period tax adjustment	(6.6)	—	(6.6)	—
Loss on sale of operations	4.2	—	4.2	—
Net earnings before special items	$0.8	$0.1	$3.6	$51.0

Diluted earnings (loss) per share	$0.01	$(0.10)	$(0.06)	$(5.23)
Special items, net of tax:
Loss from discontinued operations	0.00	0.01	0.00	0.03
Loss on sale of discontinued operations	—	0.02	—	0.20
Intangible asset impairment - discontinued operations	—	—	—	0.22
Intangible asset impairment - continuing operations	—	—	—	4.97
Early extinguishment of debt	0.01	—	0.08	0.01
Restructuring expense	0.01	0.06	0.02	0.19
Prior period tax adjustment	(0.05)	—	(0.05)	—
Loss on sale of operations	0.03	—	0.03	—
Diluted earnings per share before special items	$0.01	$0.00	$0.03	$0.39

Investor Conference Call

On October 29 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its third-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with nearly 100 manufacturing, distribution, service, and/or office facilities in 26 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to generate cash consistent with Manitowoc’s stated goals;

•                  pressure of additional financing leverage resulting from acquisitions;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  the state of financial and credit markets;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  consolidations within the restaurant and foodservice equipment industries;

•                  global expansion of customers;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  unanticipated growth in the specialty foodservice market;

•                  the future strength of the beverage industry;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  finalization of the price and other terms of now-completed divestitures and unanticipated issues associated with transitional services provided by Manitowoc in connection with those divestitures;

•                  in connection with the now-completed acquisition of Enodis: potential balance sheet changes resulting from the finalization of purchase accounting treatment; the ability to appropriately and timely integrate the acquisition of Enodis; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

For more information:
Carl J. Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2010 and 2009

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$877.8	$881.5	$2,476.2	$2,943.8
Cost of sales	669.5	680.0	1,882.9	2,300.4
Gross profit	208.3	201.5	593.3	643.4

Engineering, selling and administrative expenses	138.8	132.7	397.6	420.0
Asset impairments	—	—	—	700.0
Restructuring expense	1.5	12.8	3.2	38.7
Integration expense	—	—	—	3.5
Amortization expense	9.8	8.4	29.5	25.2
Loss on disposition of operations	2.0	—	2.0	—
Operating earnings (loss)	56.2	47.6	161.0	(544.0)
Amortization of deferred financing fees	(5.3)	(7.0)	(17.4)	(21.7)
Interest expense	(46.3)	(49.0)	(130.0)	(130.4)
Loss on debt extinguishment	(1.1)	—	(16.8)	(1.1)
Other income - net	0.5	2.3	(11.4)	8.5
Earnings (loss) from continuing operations before taxes on income	4.0	(6.1)	(14.6)	(688.7)
Provision (benefit) for taxes on income	3.4	3.6	(5.5)	(63.6)

Earnings (loss) from continuing operations	0.6	(9.7)	(9.1)	(625.1)

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(0.1)	(1.8)	(0.6)	(33.1)
Loss on sale of discontinued operations, net of income taxes	—	(2.6)	—	(25.8)
Net earnings (loss)	0.5	(14.1)	(9.7)	(684.0)
Less net loss attributable to noncontrolling interests	(0.9)	(1.5)	(2.1)	(3.2)
Net earnings (loss) attributable to Manitowoc	$1.4	$(12.6)	$(7.6)	$(680.8)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	$1.5	$(8.2)	$(7.0)	$(621.9)
Earnings (loss) from discontinued operations, net of income taxes	(0.1)	(1.8)	(0.6)	(33.1)
Loss on sale of discontinued operations, net of income taxes	—	(2.6)	—	(25.8)
Net earnings (loss) attributable to Manitowoc	$1.4	$(12.6)	$(7.6)	$(680.8)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc	$0.01	$(0.06)	$(0.05)	$(4.78)
common shareholders, net of income taxes
Earnings (loss) from discontinued operations attributable to the Manitowoc	(0.00)	(0.01)	(0.00)	(0.25)
common shareholders, net of income taxes
Loss on sale of discontinued operations attributable to the Manitowoc	—	(0.02)	—	(0.20)
common shareholders, net of income taxes

DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$(0.10)	$(0.06)	$(5.23)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,605,417	130,284,925	130,590,248	130,227,298
Average Shares Outstanding - Diluted	132,232,254	130,284,925	130,590,248	130,227,298

SEGMENT SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net sales from continuing operations:
Cranes and related products	$438.8	$479.5	$1,257.2	$1,804.7
Foodservice equipment	439.0	402.0	1,219.0	1,139.1
Total	$877.8	$881.5	$2,476.2	$2,943.8

Operating earnings (loss) from continuing operations:
Cranes and related products	$16.2	$20.7	$59.2	$126.8
Foodservice equipment	64.0	58.9	168.5	132.8
General corporate expense	(10.7)	(10.8)	(32.0)	(36.2)
Asset impairments	—	—	—	(700.0)
Restructuring expense	(1.5)	(12.8)	(3.2)	(38.7)
Integration expense	—	—	—	(3.5)
Amortization	(9.8)	(8.4)	(29.5)	(25.2)
Loss on disposition of operations	(2.0)	—	(2.0)	—

Total	$56.2	$47.6	$161.0	$(544.0)

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2010 and 2009

(In millions)

BALANCE SHEET

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and temporary investments	$115.9	$108.4
Restricted cash	9.7	6.5
Accounts receivable - net	353.7	323.2
Inventories - net	652.9	595.5
Deferred income taxes	161.3	142.0
Other current assets	73.2	84.3
Total current assets	1,366.7	1,259.9

Property, plant and equipment - net	606.2	673.7
Intangible assets - net	2,185.9	2,204.2
Other long-term assets	108.9	140.9
TOTAL ASSETS	$4,267.7	$4,278.7

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$858.2	$801.6
Short-term borrowings	162.5	144.9
Customer advances	40.6	71.2
Product warranties	87.4	96.5
Product liabilities	28.3	28.0
Total current liabilities	1,177.0	1,142.2

Long-term debt	2,005.5	2,027.5
Other non-current liabilities	514.1	501.8
Stockholders’ equity	571.1	607.2
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,267.7	$4,278.7

CASH FLOW SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net earnings (loss) attributable to Manitowoc	$1.4	$(12.6)	$(7.6)	$(680.8)
Non-cash adjustments	20.0	(0.4)	118.9	797.8
Changes in operating assets and liabilities	17.9	218.4	(58.3)	84.1
Net cash provided from (used for) operating activities of continuing operations	39.3	205.4	53.0	201.1
Net cash provided from (used for) operating activities of discontinued operations	(0.1)	(7.5)	(0.8)	(21.2)
Net cash provided from (used for) operating activities	39.2	197.9	52.2	179.9
Business acquisitions, net of cash acquired	—	—	(4.8)	—
Capital expenditures	(8.5)	(19.2)	(24.8)	(63.5)
Restricted cash	(0.3)	(1.3)	(3.3)	(1.4)
Proceeds from sale of business	3.8	—	3.8	148.8
Proceeds from sale of fixed assets	1.5	1.6	13.3	3.5
Payments on borrowings - net	(41.3)	(140.7)	(14.1)	(253.7)
Payments on receivable financing - net	(0.2)	(0.5)	(3.4)	(7.8)
Proceeds from securitization financing	—	—	101.0	—
Payments on securitization financing	—	—	(101.0)	—
Dividends paid	—	(2.7)	—	(7.9)
Stock options exercised	0.2	0.5	0.6	(0.2)
Debt issuance costs	(0.2)	(0.8)	(11.5)	(17.8)
Effect of exchange rate changes on cash	3.9	3.8	(0.6)	5.6
Net increase (decrease) in cash & temporary investments	$(1.9)	$38.6	$7.4	$(14.5)